Exhibit 99.1

Report of Independent Auditors

To the Management and the Board of Directors of Acacia Pharma Group Limited

Opinion

We have audited the accompanying consolidated financial statements of Acacia Pharma Group Limited (formerly known as Acacia Pharma Group plc) and its subsidiaries (the “Group”), which comprise the consolidated statements of financial position as of 31 December 2021 and 2020, and the related consolidated income statements, the consolidated statements of comprehensive income, the consolidated statements of changes in equity and the consolidated cash flow statements for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 December 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Group’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

25 August 2022

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Consolidated Income Statement

		2021	2020
	Note	$’000	$’000
Revenue	2	1,163	211
Cost of sales		(295)	(29)
Gross profit		868	182
Research and development expenses		(4,070)	(99)
Sales and marketing expenses		(31,995)	(19,438)
General and administrative expenses		(31,061)	(11,566)
Operating loss		(66,258)	(30,921)
Finance income	3	1,582	41
Finance expense	4	(3,338)	(3,212)
Loss before income tax	5	(68,014)	(34,092)
Taxation credit	8	940	614
Loss for the financial year		(67,074)	(33,478)
Basic and diluted losses per Ordinary Share ($)	9	(0.68)	(0.46)

Consolidated Statement of Comprehensive Income

	2021	2020
	$’000	$’000
Loss for the financial year	(67,074)	(33,478)
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	(1,815)	3,218
Other comprehensive income / (expense) for the financial year	(1,815)	3,218
Total comprehensive expense for the financial year	(68,889)	(30,260)

The notes on pages 6 to 27 form an integral part of these Group Financial Statements.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Consolidated Statement of Financial Position

	Note	2021 $’000	2020 $’000
Assets
Non-Current Assets
Intangibles	11	30,608	52,168
Right-of-use asset	12	183	277
Total Non-Current Assets		30,791	52,445
Current Assets
Trade and other receivables	13	1,085	461
Current income tax assets	8	1,653	574
Inventories	14	6,870	2,662
Cash and cash equivalents	15	21,615	46,693
Total Current Assets		31,223	50,390
Total Assets		62,014	102,835
Equity and Liabilities
Equity attributable to equity holders
Called up share capital	16	2,826	2,518
Share premium account	16	188,605	158,449
Profit and loss account		(69,374)	(2,269)
Share based payment reserve		10,307	6,485
Merger reserve		(106,625)	(106,625)
Foreign currency translation reserve		153	1,968
Treasury shares		(25)	(41)
Total Equity		25,867	60,485
Liabilities
Non-current liabilities
Loans and other borrowings	18	27,903	31,275
Current liabilities
Trade and other payables	17	8,122	5,657
Loans and other borrowings	18	122	5,418
Current liabilities		8,244	11,075
Total Liabilities		36,147	42,350
Total Equity and Liabilities		62,014	102,835

The notes on pages 6 to 27 form an integral part of these Group Financial Statements

The Group Financial Statements on pages 2 to 27 were approved and authorised for issue by the board of Directors on 25 August 2022 and were signed on its behalf by:

John Kimmet

Director

25 August 2022

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Consolidated Cash Flow Statement

	Note	2021 $’000	2020 $’000
Cash flows from operating activities:
Cash used in operations	20	(44,619)	(26,104)
Income tax credit received		47	740
Net cash used in operating activities		(44,572)	(25,364)
Cash flows from investing activities:
Interest received		2	41
Net cash generated from investing activities		2	41
Cash flows from financing activities:
Proceeds from issuance of Ordinary Shares	16	33,176	51,933
Issue costs of Ordinary Shares	16	(2,713)	(3,533)
Repayments of lease liabilities – principal and interest		(118)	(115)
Loan proceeds	19	-	13,910
Loan repayments	19	(5,452)	(4,621)
Interest and fees paid on loans	19	(4,202)	(1,586)
Net cash generated from financing activities		20,691	55,988
Net increase / (decrease) in cash and cash equivalents		(23,879)	30,665
Cash and cash equivalents at beginning of the period		46,693	17,009
Effect of exchange rate movements on cash held		(1,199)	(981)
Cash and cash equivalents at end of the period	15	21,615	46,693

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Consolidated Statement of Changes in Equity

	Issued Share Capital	Share Premium	Profit and Loss account	Merger reserve	Share based payment reserve	Foreign currency translation reserve	Treasury Shares	Total Equity
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Equity at 1 January 2020	1,619	75,588	31,225	(106,625)	3,791	(1,250)	-	4,348
Loss for the financial year	-	-	(33,478)	-	-	-	-	(33,478)
Other comprehensive income	-	-	-	-	-	3,218	-	3,218
Total comprehensive expense for the period	-	-	(33,478)	-	-	3,218	-	(30,260)
Transactions with Owners
Issue of Ordinary Shares	832	86,394	-	-	-	-	-	87,226
Costs of issue of Ordinary Shares	-	(3,533)	-	-	-	-	-	(3,533)
Issue of Ordinary Shares to the EBT	57	-	-	-	-	-	(57)	-
Transfer of Treasury Shares to employees	-	-	(16)	-	-	-	16	-
Issue of shares on exercise of options	10	-	-	-	-	-	-	10
Employee share option scheme	-	-	-	-	2,694	-	-	2,694
Equity at 31 December 2020	2,518	158,449	(2,269)	(106,625)	6,485	1,968	(41)	60,485
Equity at 1 January 2021	2,518	158,449	(2,269)	(106,625)	6,485	1,968	(41)	60,485
Loss for the financial year	-	-	(67,074)	-	-	-	-	(67,074)
Other comprehensive income	-	-	-	-	-	(1,815)	-	(1,815)
Total comprehensive expense for the period	-	-	(67,074)	-	-	(1,815)	-	(68,889)
Transactions with Owners
Issue of Ordinary Shares	274	32,505	-	-	-	-	-	32,779
Costs of issue of Ordinary Shares	-	(2,713)	-	-	-	-	-	(2,713)
Issue of Ordinary Shares to the EBT	31	-	-	-	-	-	(31)	-
Transfer of Treasury Shares to employees	-	49	(31)	-	-	-	47	65
Issue of shares on exercise of options	3	315	-	-	-	-	-	318
Employee share option scheme	-	-	-	-	3,822	-	-	3,822
Equity at 31 December 2021	2,826	188,605	(69,374)	(106,625)	10,307	153	(25)	25,867

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Notes to the Financial Statements

1. Summary of significant accounting policies

General information

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc prior to a name change effective 13 July 2022) is a private limited company (formerly a public limited company prior to re-registration on 13 July 2022), limited by shares, incorporated and domiciled in England and Wales with registered number 09759376. The Company’s registered office is The Officers’ Mess, Royston Road, Duxford, Cambridge CB22 4QH.

The principal activity of the Company and its subsidiaries (together “the Group”) is that of a pharmaceutical business which discovers, develops and commercialises lower risk pharmaceutical product opportunities within its therapeutic areas of interest.

The Group’s Financial Statements are presented as at and for the years ended 31 December 2021 and 2020.

Purpose of these financial statements

The consolidated financial statements of Acacia Pharma Group Limited have been prepared with the purpose of providing financial information to Eagle Pharmaceuticals, Inc. (“Eagle”), which acquired the Company effective 9 June 2022, to assist it in satisfying Eagle’s reporting responsibilities under Regulation S-X, Rule 3-05.

Basis of preparation

These consolidated financial statements are prepared in accordance with International Financial Reporting Standards (‘IFRSs’) as issued by the International Accounting Standards Board (‘IASB’), including interpretations issued by the IFRS Interpretations Committee.

These consolidated financial statements have not been prepared under section 394 of the Companies Act 2006 and are not the Company’s statutory financial statements.

These consolidated financial statements have been prepared on a going concern basis and under the historical cost convention. The principal accounting policies set out below have been consistently applied to all periods presented unless otherwise stated.

The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed below.

Changes in accounting policy and disclosures

(a)	New standards, amendments and interpretations adopted by the Group

No new standards have been adopted by the Group in the year ended 31 December 2021.

(b) Standards, amendments and interpretations that are not yet effective and have not been early adopted

There are no standards that are not yet effective and which would be expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

1. Summary of significant accounting policies (continued)

Basis of Consolidation

All of the subsidiaries of the Group are 100% owned within the Group and have been included in the Group financial statements from the date of incorporation. The subsidiaries included are:

Acacia Pharma Limited (incorporated in England and Wales);

Acacia Pharma Inc (incorporated in the United States of America); and

Acacia Pharma (Ireland) Limited (incorporated in Ireland).

The insertion of Acacia Pharma Group Limited (formerly Acacia Pharma Group plc) as the holding company of Acacia Pharma Limited on 15 September 2015 did not meet the definition of a business combination in accordance with IFRS3 “Business Combinations” as Acacia Pharma Group Limited, subsequently re-registered as Acacia Pharma Group Limited (formerly Acacia Pharma Group plc), was a shell company and did not meet the definition of a business. Accordingly, upon consolidation, the transaction was accounted for as a reorganisation of Acacia Pharma Limited without any fair value uplift and a merger reserve of $106,626,000 was created. The Group financial statements are presented using the historical carrying values from the financial statements of the acquired entity, Acacia Pharma Limited, but reflecting the share capital of Acacia Pharma Group Limited (formerly Acacia Pharma Group plc).

Subsidiary undertakings are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiary undertakings are included in the Group financial statements from the date that control commences until the date that control ceases.

The Company has established an Employee Benefit Trust (“EBT”) to which it is the sponsoring entity. Notwithstanding the legal duties of the Trustees, the Company considers that it has ‘de facto’ control. The EBT is accounted for as assets and liabilities of the Company and are included in the consolidated financial statements. The Company’s equity instruments held by the EBT are accounted for as if they were the Company’s own equity instruments and are treated as treasury shares. No gain or loss is recognized in profit or loss or other comprehensive income on the purchase, sale or cancellation of the Company’s own equity held by the EBT.

All intra-group transactions, balances, income and expenses are eliminated in preparing the Group financial statements.

Going concern

The Group headed by Acacia Pharma Group Limited (formerly Acacia Pharma Group plc) was acquired by Eagle effective 9 June 2022. The Directors have prepared these financial statements on the going concern basis given that Eagle, the ultimate parent undertaking, has confirmed in writing to the Company its intention to provide adequate financial support such as to allow the Company to meet its liabilities as they fall due and to allow the continued operations of the Group and Company for a period of at least 12 months following the approval of these financial statements. The Company is expected to be reliant upon the support of Eagle. The Directors, based on their discussions with Eagle, have no knowledge of any fact, event, circumstance or condition that would materially impair the ability of Eagle to continue the business heretofore conducted by Acacia in substantially the manner heretofore conducted by Acacia.

Foreign currency translation

The Financial Statements are presented in US dollars, which is the Group’s functional and presentational currency.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the income statement within ‘finance income or expense’. All other foreign exchange gains and losses are presented in the income statement within administrative expenses.

1. Summary of significant accounting policies (continued)

Foreign currency translation (continued)

Group companies

The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

●	assets and liabilities presented in foreign currencies are translated at the closing rate of exchange ruling at the end date of the financial year;

●	income and expenses for each income statement presented are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

●	all resulting exchange differences are recognized in other comprehensive income.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held with banks, other short–term highly liquid investments with original maturities of less than three months and bank overdrafts.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Financial instruments

Financial assets and financial liabilities are recognized on the Statement of Financial Position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets

(i) Classification

The Group classifies its financial assets as those to be measured at amortized cost. No assets are held by the Group at fair value through profit or loss.

(ii) Recognition and derecognition

Regular purchases and sales of financial assets are recognized on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the group has transferred substantially all the risks and rewards of ownership.

(iii) Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset.

(iv) Impairment

The Group assesses on a forward-looking basis the expected credit losses associated with its debt instruments carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Financial liabilities

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs and warrants issued) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

1. Summary of significant accounting policies (continued)

Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest rate method.

Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of purchased inventory are determined after deducting rebates and discounts. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Intangibles

The separately acquired licence to Byfavo® is shown at historical cost, under the cost accumulation model, whereby contingent consideration, comprising development and sales milestones, is not considered upon initial recognition of the asset, but is added to the cost of the asset initially recorded when incurred. The license has a finite useful life, and is subsequently carried at cost less accumulated amortization and impairment losses. The licence is tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. Amortization is calculated on a straight-line basis over the patent life, being 7 years from FDA approval on 2 July 2020. Amortization is charged to general and administrative expenses in the income statement. Amortization on future sales milestones will be charged over the remaining patent life from the point of recognition.

Revenue

The Group generates all of its revenue from Product Sales. Revenue is recognized in accordance with IFRS15 ‘Revenue from Contracts with Customers’. Revenue on the sales of products to the customer is recognized when a contractual promise to a customer (performance obligation) has been fulfilled by transferring control over the promised goods to the customer (typically upon delivery, which is also when transfer of title occurs). The amount of revenue recognized is based on the consideration Acacia expects to receive in exchange for its goods, when it is highly probable that a significant reversal will not occur.

The consideration Acacia receives in exchange for its goods may be fixed or variable. The most common elements of variable consideration are commercial and government rebates, fee for service agreements, prompt pay discounts, returns and allowances, and chargebacks. Given the levels of revenue in the current year, these estimates are not considered significant.

The methodology and assumptions used to estimate rebates, discounts and returns are monitored and adjusted regularly in the light of contractual and legal obligations, management experience, projected market conditions, and other information that is reasonably available to us.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Provisions for revenue deductions are adjusted to actual amounts as rebates, discounts and returns are processed. The provision represents estimates of the related obligations, requiring the use of judgment when estimating the effect of these revenue deductions.

Research and development

Research costs are expensed in the Income statement in the year in which they are incurred. All research costs are included within research and development expenditure on the face of the Income statement.

All development expenditure is currently expensed in the year in which it is incurred. Due to the regulatory and other uncertainties inherent in the development of the Group’s programmes, the criteria for development costs to be recognized as an asset, as prescribed by IAS 38, “Intangible assets”, are not met until the product has been submitted for regulatory approval, such approval has been received and it is probable that future economic benefits will flow to the Group. The Group does not currently have any such internal development costs that qualify for capitalization as intangible assets.

1. Summary of significant accounting policies (continued)

Pensions

The Group makes payments to defined contribution personal pension schemes. The assets of the schemes are held separately from the Group in independently administered funds. Contributions made by the Group are charged to the Income Statement in the year to which they relate.

Share–based payments

a)	Employee share schemes

Employees (including Directors) receive remuneration in the form of equity-settled share-based payments, whereby employees render services in exchange for shares or for rights over shares (e.g. share options). The fair value of the employee services received in exchange for the grant of options or shares is recognized as an expense. The total amount to be expensed on a straight-line basis over the vesting period is determined by reference to the fair value of the options or shares granted and adjusted for the expected level of vesting of non-market performance conditions and employees leaving the Group.

The share options are valued using a Black-Scholes option pricing model. Non-market based vesting conditions are included in assumptions about the number of options that are expected to become exercisable or the number of shares that the employee will ultimately receive. This estimate is revised at each year end date to allow for forecast leaving employees and the difference is charged or credited to the Income Statement, with a corresponding adjustment to the share-based payments reserve.

b)	Loan warrants

Warrants over 201,330 shares in Acacia Pharma Group Limited (formerly Acacia Pharma Group plc) were issued with an exercise price of €3.22 under the Hercules loan agreement. As these warrants cannot be separated from the loan, they were fair-valued using a Black-Scholes option pricing model and offset against the amortized cost of the loan. The warrants remain outstanding, but are out of the money as of 31 December 2021 and 2020.

Current and deferred income tax

Income tax on the result for the year comprises current and deferred tax. Income tax is recognized in the Income Statement except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable or receivable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Tax receivable arises from the UK legislation regarding the treatment of certain qualifying research and development costs, allowing for the surrender of tax losses attributable to such costs in return for a tax rebate.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Critical Accounting Estimates and Judgements

The preparation of the Financial Statements is in accordance with International Financial Reporting Standards (‘IFRSs’) as issued by the International Accounting Standards Board (‘IASB’), including interpretations issued by the IFRS Interpretations Committee. This basis of preparation requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the Financial Statements are the following:

1. Summary of significant accounting policies (continued)

Critical Accounting Estimates and Judgements (continued)

Impairment of Byfavo®

At year end, the Company noted that there were potential impairment triggers, including the drop in market capitalization and challenges to liquidity. As a result, an impairment assessment was performed. On 28 March 2022 the proposed acquisition of the Company by Eagle was announced, in a deal valuing the Group at £79,513,010 (€94,700,000). This offer provided an observable fair value less costs to sell. This transaction value was adjusted for working capital movements between the balance sheet date and the deal completion date per the published deal timetable, which the Directors considered an appropriate approximation of the year end value of the Group. The Directors considered the excess value that the proposed transaction value, as adjusted, attributed to the intellectual property assets of the Group. The Directors considered the carrying value of the Byfavo® license in the context of this value, and concluded that an impairment charge of $13,030,000 would be appropriate. The impairment charge was calculated by reviewing our current future cash flow forecasts and assessing the contribution from Byfavo®. This percentage was then applied to the adjusted valuation of the Group. The Directors considered other metrics, for example relative formulary wins to date. These were considered too short-term, and influenced by the later launch date of Byfavo®, to provide an accurate basis for valuation.

Accounting treatment of intercompany loan between Acacia Pharma Limited and Acacia Pharma Inc.

In 2018, Acacia Pharma Inc. took out a $40 million loan facility with Acacia Pharma Limited, its immediate parent. The loan, which is for an initial three-year term, was renewed on maturity (31 December 2020), and is considered to be as permanent as equity. Accordingly, foreign exchange gains and losses are recorded in equity through Other Comprehensive Income. The impact of the judgement to treat the loan as permanent is to reduce the current year loss by $1.3 million, being the foreign exchange loss currently recorded in equity.

2. Segmental reporting

The Group has adopted IFRS 8, “Operating Segments”. IFRS 8 defines operating segments as those activities of an entity about which separate financial information is available and which are evaluated by the Chief Operating Decision Maker to assess performance and determine the allocation of resources. The Chief Operating Decision Maker has been identified as the Board of Directors.

The Directors are of the opinion that under IFRS 8 the Group has only one operating segment, being the development and commercialisation of intellectual property through direct sale of the protected products in the US. The Board of Directors assess the performance of the operating segment using financial information which is measured and presented in a manner consistent with that in the financial information. All revenue (2021: $1,163,000, 2020: $211,000) is generated in the US and recognized at a point in time.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

3. Finance income

	2021	2020
	$’000	$’000
Foreign exchange gains	1,580	-
Interest on short-term deposits	2	41
	1,582	41

4. Finance expense

	2021	2020
	$’000	$’000
Foreign exchange losses	-	234
Finance charges on term loan	3,304	2,156
Finance charge on Cosmo debt-equity swap	-	788
Interest expense on lease liabilities	34	34
	3,338	3,212

5. Loss before income tax

Loss before income tax is stated after charging/(crediting):

	2021	2020
	$’000	$’000
Expense relating to short-term leases	108	105
Auditors’ remuneration:
Fees payable to the Group's auditors for the audit of the financial statements	200	164
Fees payable to the Group’s auditors for other services – other assurance services	-	230
Amortization of intangible assets	8,095	3,051
Impairment of intangible assets	13,030	-
Foreign exchange losses / (gains)	(1,580)	234

6. Employees and Directors

Analysis of payroll costs by category:

	2021	2020
	$’000	$’000
Wages and salaries	17,612	13,394
Social security costs	1,182	841
Other pension costs (Note 21)	158	75
Share-based payments	3,822	2,694
	22,774	17,004

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

6. Employees and Directors (continued)

Average monthly number of persons (including Executive Directors) employed:

	2021	2020
	Number	Number
Research and development	3	4
Sales and marketing	64	36
General and administration	7	7
	74	47

Key Management Compensation

	2021	2020
	$’000	$’000
Salaries and short–term employee benefits	2,774	2,311
Post-employment benefits	33	52
Share-based payments	1,625	1,113
	4,432	3,476

The Group considers the Executive Director to be key management, together with the Chief Medical Officer, the Chief Financial Officer, the Chief Commercial Officer and the Company Secretary.

Directors’ remuneration in the year ended 31 December 2021 totalled $1,730,000 (2020: $1,791,000), comprising:

•	$1,730,000 for aggregate emoluments (2020: $1,789,000)

•	$ nil for employer pension contributions (2020: $2,000)

7. Share–based payments

Awards made under long–term incentive and other arrangements

Share options are granted to directors and employees over ordinary shares in Acacia Pharma Group Limited (formerly Acacia Pharma Group plc). Prior to the Initial Global Offering (the “IPO”), options were awarded under the Acacia Pharma EMI Share Option Scheme (the EMI Scheme) and the Acacia Pharma Unapproved Share Option Scheme (the Unapproved Scheme). Following the IPO, new share options schemes were arranged, being the Acacia Pharma Group Performance Share Plan (the “PSP”) and the Company Share Option Plan (the “CSOP”).

Options granted under the Unapproved Scheme, the EMI Scheme and the CSOP have a fixed exercise price based on the market value of shares at the date of grant. Options granted under the PSP have a minimal or nil exercise price.

Options are usually conditional on the employee completing three years’ service (the vesting period). The options are exercisable starting three years from the grant date.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

7. Share–based payments (continued)

	Performance Share Plan		Company Share Option Plan		EMI plan		Unapproved		Total
	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)
Outstanding at 1 January 2020	3,659,852	0.00	44,444	1.89	1,517,476	0.11	767,500	2.27	5,989,272	0.33
Granted in the year	786,000	0.00	-	-	-	-	-	-	786,000	0.00
Exercised during the year	(759,473)	0.00	-	-	(237,000)	0.03	-	-	(996,473)	0.01
Lapsed / forfeited during the year	(387,839)	0.00	-	-	-	-	-	-	(387,839)	0.37
Outstanding at 31 December 2020	3,298,540	0.00	44,444	1.89	1,280,476	0.13	767,500	2.27	5,390,960	0.80
Exercisable at 31 December 2020	332,040	0.02	-	-	1,280,476	0.13	767,500	2.27	2,380,016	0.80

Weighted average life remaining - 2020	8.58		7.97		3.03		5.07		5.95

	Performance Share Plan		Company Share Option Plan		EMI plan		Unapproved		Total
	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)	Options number	Weighted average exercise price ($)
Outstanding at 1 January 2021	3,298,540	0.00	44,444	1.89	1,280,476	0.13	767,500	2.27	5,390,960	0.80
Granted in the year	2,788,644	0.00	-	-	-	-	-	-	2,788,644	0.00
Exercised during the year	(1,312,242)	0.00	-	-	(443,829)	0.15	(116,000)	3.06	(1,872,071)	0.23
Lapsed / forfeited during the year	(174,653)	0.00	-	-	-	-	-	-	(174,653)	0.00
Outstanding at 31 December 2021	4,600,289	0.00	44,444	1.89	836,647	0.11	651,500	2.13	6,132,880	0.26
Exercisable at 31 December 2021	316,666	0.00	-	-	836,647	0.11	651,500	2.13	1,804,813	0.82

Weighted average life remaining - 2021	7.77		6.97		1.85		4.14		6.57

Awards granted under the Performance Share Plan (“PSP”) consist of 978,300 Long-Term Incentive Plan share option awards made to executive directors and other senior management, certain of which contain performance related conditions; and 3,621,989 Performance Share Awards (“PSA”) issued to staff, including non-executive directors.

Of the 6,132,880 outstanding options (2020: 5,390,961), 1,804,813 options (2020: 2,047,976) were exercisable at 31 December 2021.

Options exercised in 2021 resulted in 1,145,472 shares (2020: 996,473, 2019: 1,558,993), being issued to the EBT, and a further 116,000 shares issued to the relevant employee. 1,872,071 shares were transferred to employees on the exercise of options / vesting of RSUs at a weighted average exercise price of $0.23 each during the year ended 31 December 2021. The related weighted average share price at the time of exercise was €1.65 per share.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

7. Share–based payments (continued)

Share options and PSP awards outstanding at 31 December 2021, have the following expiry date and exercise prices:

				Outstanding at 31 December
Grant date	Vesting date	Expiry date	Exercise price (£)	2021 (number)	2020 (number)
04/07/2011	02/07/2014	02/07/2021	0.1	-	430,829
07/03/2012	06/03/2015	06/03/2022	0.1	138,515	151,515
22/10/2013	20/10/2016	21/10/2023	0.1	410,770	410,770
04/09/2014	02/09/2017	03/09/2024	0.02	281,987	281,987
28/08/2015	05/03/2018	27/08/2025	0.02	161,000	161,000
28/08/2015	05/03/2018	27/08/2025	2	189,000	305,000
23/02/2016	05/03/2018	22/02/2026	2	200,000	200,000
21/12/2016	05/03/2018	20/12/2026	0.02	-	-
30/12/2016	05/03/2018	29/12/2026	0.02	1,500	1,500
30/12/2016	05/03/2018	29/12/2026	0.02	5,375	5,375
31/10/2017	05/03/2018	30/10/2027	2	100,000	100,000
01/03/2018	28/02/2021	28/02/2028	0.02	-	-
18/12/2018	17/12/2021	17/12/2028	-	90,000	874,500
18/12/2018	17/12/2021	17/12/2028	-	-	355,000
19/12/2018	18/12/2021	18/12/2028	1.35	44,444	44,444
31/07/2019	30/07/2022	30/07/2029	-	89,000	89,000
04/09/2019	31/07/2022	30/07/2029	-	741,125	767,000
04/09/2019	31/07/2022	30/07/2029	0.02	55,000	55,000
04/09/2019	26/02/2020	30/07/2029	-	-	-
04/09/2019	26/02/2020	30/07/2029	0.02	95,270	262,040
04/09/2019	31/12/2021	30/07/2029	0.02	170,000	170,000
21/07/2020	20/07/2023	20/07/2030	-	182,000	203,500
21/07/2020	31/12/2020	20/07/2030	-	113,333	113,333
21/07/2020	31/12/2021	20/07/2030	-	113,333	113,333
21/07/2020	31/12/2022	20/07/2030	-	113,334	113,334
21/07/2020	20/07/2023	20/07/2030	0.02	50,000	50,000
03/12/2020	02/12/2023	02/12/2030	-	92,500	132,500
29/03/2021	31/03/2024	28/03/2031	0.02	261,850	-
29/03/2021	31/03/2024	28/03/2031	-	1,735,195	-
29/03/2021	31/12/2023	28/03/2031	0.00	88,349	-
29/03/2021	30/09/2023	28/03/2031	0.00	150,000	-
28/06/2021	27/06/2022	27/06/2031	0.00	110,000	-
28/06/2021	27/06/2023	27/06/2031	0.00	110,000	-
28/06/2021	27/06/2024	27/06/2031	0.00	110,000	-
28/09/2021	27/09/2024	27/09/2031	0.00	130,000	-
				6,132,880	5,390,960

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

The weighted average fair value of share options and PSP share option awards granted in the year determined using the Black Scholes valuation model was $2.83 per award for the year ended 31 December 2021 (2020: $2.79).

7. Share–based payments (continued)

The significant inputs into the Black-Scholes model were:

	2021	2020
Share price at grant	$2.43 - $2.90 dependent on grant date	$2.14 - $2.85 dependent on grant date
Exercise price	As shown above	As shown above
Expected option life	10 years	10 years
Dividend yield	0%	0%
Annual risk-free rate	0.27%	0.13% - 0.27 % dependent on grant date
Share price volatility	72%	50%

Share price volatility has been derived based on the historic volatility of Acacia shares.

See note 6 for the total expense recognized in the income statement for share options and PSP awards granted to directors and employees.

8. Taxation credit

	2021	2020
	$’000	$’000
Current tax
Current year tax credit	978	560
Prior year adjustments	(38)	54
Total tax credit	940	614

Analysis of taxation credit in the year

The Group is entitled to claim tax credits in the United Kingdom for certain research and development expenditure under the SME scheme. The amount included in the financial statements includes the credit receivable by the Group for the year. The 2021 amounts have not yet been agreed with the relevant tax authorities. The 2020 tax credit was received in January 2022.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

There is no current tax charge in the year as the Group has losses brought forward and is entitled to a cash tax credit in the United Kingdom for certain research and development expenditure. The repayable tax credit for each year is lower than the credit that would be repayable at the standard rate of corporation tax in the UK applicable of 19% (2020: 19%). The differences are explained in the following table:

8. Taxation credit (continued)

Tax reconciliation

	2021	2020
	$’000	$’000
Loss before income tax	(68,014)	(34,092)

Loss before income tax multiplied by the standard rate of corporation tax in the UK of 19% (2020: 19%)	(12,923)	(6,478)
Tax effect of:
Expenses not deductible for tax purposes	176	233
Temporary differences	726	512
Additional deduction for R&D expenditure	(878)	(425)
Surrendered losses for R&D tax credit	639	327
Items for which no deferred tax asset was recognized	11,567	5,311
Utilization of losses	(285)	(40)
Prior year adjustments	38	(54)
	(940)	(614)

In the Spring Budget 2021, the UK Government announced that from 1 April 2023 the corporation tax rate would increase to 25% (rather than remaining at 19%, as previously enacted). This new law was substantively enacted on 24 May 2021. Deferred taxes at the balance sheet date have been measured using these enacted tax rates and reflected in these financial statements.

As at 31 December 2021, the unrecognized deferred tax assets relating to operating losses amounted to $33,803,000 (2020: $14,123,000).

These have not been recognized due to the uncertainty over the utilization of the losses.

9. Basic and diluted losses per Ordinary Share

Basic and diluted losses per Ordinary Share is calculated by dividing the loss for the financial year by the weighted average number of Ordinary Shares in issue during the year. The losses and weighted average number of shares used in the calculations are set out below:

	2021	2020
Losses per Ordinary Share
Loss for the financial year ($’000)	(67,074)	(33,478)
Weighted average number of Ordinary Shares (basic) (thousands)	98,402	73,580
Losses per Ordinary Share basic ($)	(0.68)	(0.46)

Basic loss per share is calculated by dividing the loss attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the period, excluding ordinary shares held by the EBT which are accounted for as treasury shares.

Share options are anti-dilutive in both 2021 and 2020 for the purposes of the losses per share calculation and their effect is therefore not considered.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

10. Financial instruments and financial risk management

General objectives, policies and processes

The Group's activities expose it to a variety of financial risks including market risk (including currency risk), credit risk, liquidity risk and interest rate cash flow risk. The Group's overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on financial performance. The Group does not currently use derivative financial instruments to hedge risk exposures.

The overall objective of the Board is to set policies that seek to reduce ongoing risk as far as possible without unduly affecting the Group's competitiveness and flexibility. Further details regarding these policies are set out below.

In common with other businesses, the Group is exposed to risks that arise from its use of financial instruments. This note describes the Group's objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout the financial statements. The significant accounting policies regarding financial instruments are disclosed in note 1.

Principal financial instruments

The principal financial instruments used by the Group, from which financial risk arises, are set out below:

	2021	2020
	$’000	$’000
Financial assets as per statement of financial position
Trade and other receivables	411	58
Cash and cash equivalents	21,615	46,693
Total	22,026	46,751

	2021	2020
	$’000	$’000
Financial liabilities as per statement of financial position
Loans and other borrowings	28,017	36,693
Trade and other payables	7,754	5,271
Total	35,771	41,964

All financial assets are loans and receivables. All financial liabilities are held at amortized cost.

10. Financial instruments and financial risk management (continued)

Liquidity risk

Liquidity risk arises from the Group's management of working capital and the amount of funding required for the drug development programme and commercialization of Barhemsys® and Byfavo®. It is the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due. The Group's policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due. For additional detail on liquidity, see the viability statement on page 14.

The principal liabilities of the Group are the term loan, which matures in 2025 as set out in note 18 and trade and other payables in respect of the development programme and provision of research services including purchase of laboratory supplies, consumables and related scientific services, as well as sales and marketing costs, manufacturing costs and administrative costs associated with the Group’s business. Trade and other payables are all payable within one month. The Board reviews cash flow projections on a regular basis as well as information on cash balances.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

10. Financial instruments and financial risk management (continued)

Credit risk

The credit quality of financial assets that are neither past due nor impaired can be assessed by reference to external credit ratings. The majority of the Group’s cash assets are held in AAA rated instruments or institutions.

	2021	2020
	$’000	$’000
Trade and other receivables
AAA	411	58
Total unimpaired receivables	411	58

Cash at bank and short-term deposits
AAA	14,685	25,001
A	6,930	21,692
Total cash and cash equivalents	21,615	46,693

Credit risk arises primarily from cash and cash equivalents and deposits with banks and financial institutions, given the limited revenue generated in the year. Credit risk is managed by ensuring all cash and cash equivalents are deposited with established UK and US banking institutions of high repute and at least an A credit rating.

Interest rate cash flow risk

The Group is exposed to interest rate cash flow risk in respect of surplus funds held on deposit. The directors do not consider this risk to be significant.

The Group is also exposed to some interest rate cash flow in respect of the term loans. The interest rate on the Hercules loan, which was repaid in the year, was based on the greater of 9.25% or the Wall Street Journal prime rate plus 4.5%. The interest rate on the Cosmo loan is 11% until security is granted, after which the interest rate will decrease to 9%. The directors do not consider this risk to be significant.

Currency risk

From 2020, the greater proportion of costs have been incurred in US dollars and going forward the Group expects its revenues and costs to be predominantly US dollar-based, with the exception of manufacturing costs, which are incurred in Euros. The Group therefore holds a portion of cash in Euros to meet upcoming manufacturing needs. Accordingly, the Group has not been exposed to material transactional currency risk although some translational risks arose on consolidation.

Capital risk management

The Group’s objectives, when managing capital are to safeguard the Group’s ability to continue as a going concern and to maintain an optimal capital structure. Total capital, which is the Group’s primary source of funding, is calculated as “Total equity” as shown in the Statement of Financial Position. In order to maintain or adjust the capital structure, the Group may issue new shares or in future adjust the amount of dividends paid to Shareholders or return capital to Shareholders.

The Group has no undrawn committed borrowing facilities at year end in either of 2021 or 2020.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

11. Intangibles

Byfavo® licence
$’000
Year ended 31 December 2020
Opening net book amount	-
Additions	51,359
Amortization	(3,051)
Foreign exchange differences	3,860
Closing net book amount	52,168
At 31 December 2020
Cost or fair value	55,219
Accumulated amortization	(3,051)
Net book amount	52,168
Year ended 31 December 2021
Opening net book amount	52,168
Additions	-
Amortization charge	(8,095)
Impairment charge	(13,030)
Foreign exchange differences	(435)
Net book amount	30,608
At 31 December 2021
Cost or fair value	54,784
Accumulated amortization and impairments	(24,176)
Net book amount	30,608

At year end, the Company noted that there were potential impairment triggers, including the drop in market capitalization and challenges to liquidity. As a result, an impairment assessment was performed. On 28 March 2022 the proposed acquisition of the Company by Eagle was announced, in a deal valuing the Group at £79,513,010 (€94,700,000). This offer provided an observable fair value less costs to sell. This transaction value was adjusted for working capital movements between the balance sheet date and the deal completion date per the published deal timetable, which the Directors considered an appropriate approximation of the year end value of the Group. The Directors considered the excess value that the proposed transaction value, as adjusted, attributed to the intellectual property assets of the Group. The Directors considered the carrying value of the Byfavo® license in the context of this value, and concluded that an impairment charge of $13,030,000 would be appropriate. The impairment charge was calculated by reviewing our current future cash flow forecasts and assessing the contribution from Byfavo®. This percentage was then applied to the adjusted valuation of the Group. The Directors considered other metrics, for example relative formulary wins to date. These were considered too short-term, and influenced by the later launch date of Byfavo®, to provide an accurate basis for valuation. If the contribution by Byfavo were increased to 30%, the impairment would reduce by $7,652,000. If the contribution by Byfavo were decreased to 20%, the impairment would increase by $5,101,000.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

11. Intangibles (continued)

The intangible asset acquired in 2020 represents amounts paid to Cosmo for the Byfavo® license. Amortization is included within general and administrative expenses in the income statement. Under the terms of the agreement, a number of milestones became payable during 2020 as set out below. No milestones were payable in 2021.

			Fair value
Date	Number of shares issued	Milestone	$’000
January 2020	4,646,841	€15 million on contract inception	11,959
July 2020	4,923,811	€15 million on Byfavo® approval	16,421
July 2020	-	€15 million on Byfavo® approval – cash payment	16,844
December 2020	2,099,958	€5 million on Byfavo® commercial milestone	6,135
As at 31 December 2020			51,359

The remaining useful economic life at 31 December 2022 is 5.5 years (2020: 6.5 years). Additional commercial milestones will become payable on sales above certain levels.

12. Leases

This note provides information for leases where the group is a lessee.

i)	Amounts recognized in the statement of financial position

	2021	2020
	$’000	$’000
Right of use assets
Buildings	183	277
	183	277

	2021	2020
	$’000	$’000
Lease liabilities
Current	122	120
Non-current	103	189
	225	309

ii)	Amounts recognized in the income statement

The income statement shows the following amounts relating to leases:

	2021	2020
	$’000	$’000
Depreciation charge of right of use assets	95	95
Interest expense (included in finance cost)	34	34
Expense relating to short-term leases (included in general and administrative expenses)	108	105

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

The total cash outflow for leases in 2021 was $227,000 (2020: $220,000).

13. Trade and other receivables

	2021	2020
	$’000	$’000
Trade receivables	411	58
Other receivables	646	363
Prepayments and accrued income	29	40
	1,086	461

The fair value of trade and other receivables is considered materially equal to their carrying value. Loss allowances are $nil (2020: $nil).

14. Inventories

	2021	2020
	$’000	$’000
Raw materials	1,882	401
Work in progress	591	936
Finished goods	4,397	1,325
	6,870	2,662

Amounts recognized in profit or loss

Inventories recognized as an expense during the year ended 31 December 2021 amounted to $295,000 (2020: $29,000) included in cost of sales. This includes the write-down of $105,000 of short-dated Byfavo® inventory obtained as part of the Cosmo transaction in 2020.

15. Cash and cash equivalents

The Group retains all cash on instant access accounts in Sterling, Euros and US dollars.

	2021	2020
	$’000	$’000
Sterling accounts	827	663
Euro accounts	6,557	29,516
US Dollar accounts	14,231	16,514
	21,615	46,693

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

16.  Called up share capital and share premium account

	Ordinary shares of £0.02	Ordinary shares of £0.02	Share premium
Share capital and premium	Number	$'000	$'000
At 1 January 2020	54,888,198	1,619	75,588
Issue of Ordinary Shares	34,709,753	899	86,394
Issue costs	-	-	(3,533)
At 31 December 2020 and 1 January 2021	89,597,951	2,518	158,449
Issue of Ordinary Shares	11,261,472	308	32,820
Issue costs	-	-	(2,713)
Transfer of shares to employees from EBT	-	-	49
At 31 December 2021	100,859,423	2,826	188,605

Share option exercises

In 2020, 996,473 shares were issued upon the exercise of share options or vesting of RSUs, resulting in proceeds of $10,000. Shares issued in 2021 upon the exercise of share options or vesting of RSUs are set out in the table below:

Date of issue	Number of shares issued	Proceeds $’000
20 January 2021	30,000	82
4 February 2021	31,500	86
12 February 2021	30,000	82
26 February 2021	24,500	47
17 December 2021	1,145,472	31
	1,261,472	328

The Acacia Pharma Employee Benefit Trust

The Company established a Trust on 7 December 2018 in order to distribute shares to employees enabling obligations under the Performance Share Plan, the Company Share Option Plan and the Deferred Annual Bonus Plan to be met. The Trust is managed by Ocorian Trustees (Jersey) Limited, an independent company located in Jersey.

At 31 December 2021, the Trust held 1,002,584 (2020: 1,613,182) ordinary shares in the Company with a market value of $1.4 million (2020: $5.2 million). All of the shares are under option.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

The Group accounts for its own shares held by the Trustees of the Employee Benefit Trust (EBT) as a deduction from Shareholders’ funds. The costs of running the EBT are charged to the Company’s profit and loss account as they occur and are financed by advances from the Company.

16.  Called up share capital and share premium account (continued)

The Acacia Pharma Employee Benefit Trust

	2021	2020
Number of shares in the Company owned by the EBT	1,002,584	1,613,182
Nominal value of shares held	$25,126.37	$41,526.58
Cost price of shares held	$25,126.37	$41,526.58
Market value of 1 share at 31 December 2021	$1.44	$3.25
Total market value of shares	$1,444,335.47	$5,242,841.50
Maximum number of shares in the Company owned by the EBT in the year	2,161,055	2,218,264
Minimum number of shares in the Company owned by the EBT in the year	1,002,584	nil

17. Trade and other payables

	2021	2020
	$’000	$’000
Trade payables	2,756	1,144
Tax and social security	368	386
Accruals and other creditors	4,998	4,128
	8,122	5,657

18. Loans and other borrowings

Term bank loan

A term loan facility with Hercules Capital was drawn on 29 June 2018. The initial tranche drawn was $10 million and costs of $644k were incurred. The loan bore interest at the higher of 9.25% or the Wall Street Journal prime rate plus 4.5%, bore a final payment charge of 3.95% of the principal, and was interest only until January 2020. Thereafter the principal and interest on the loan was repayable in 25 equal monthly instalments. The loan was fully repaid in May 2021. Warrants over 201,330 Ordinary Shares, exercisable at €3.22 per share, were issued to Hercules Capital as part of the terms of the loan facility.

A term loan facility with Cosmo Pharmaceuticals N.V. was entered into on 10 January 2020. The initial tranche of €15 million was drawn down on 27 July 2020, and used to pay Cosmo the milestone due on Byfavo® approval. The second tranche of €10 million was drawn down on 27 September 2020. The loan bears an interest rate of 11% until security has been granted, after which the interest rate will be 9%. The loan is interest-only for 36 months, after which the loan will be repayable in 24 monthly instalments.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

Lease liability

Lease payments represent amounts payable by the Company for its office property held under long-term leases, discounted at 9.75%. For further information see note 11.

	2021	2020
	$’000	$’000
Loans and other borrowings payable within one year
Term loans, amounts payable within one year	-	5,298
Lease liability, amounts payable within one year	122	119
Total Loans and other borrowings payable within one year	122	5,417

18. Loans and other borrowings (continued)

Loans and other borrowings payable after one year
Term loans, amounts payable after one year	27,792	31,087
Returns reserve	8	-
Lease liability, amounts payable after one year	103	189
Total Loans and other borrowings payable after one year	27,903	31,276

The carrying amount of the Group’s borrowings are denominated in the following currencies:

	2021	2020
	$’000	$’000
Euro	27,792	30,753
US dollar	225	5,940
	28,017	36,693

The fair value of non-current borrowings is $28.2 million, based on cash flows discounted using a rate based on the borrowing rate of each loan. The fair values of current borrowings are considered to equal their carrying value, as the impact of discounting is not significant.

19. Reconciliation of movement in liabilities from financing activities

	Term Loans	Lease liability	Total
	$’000	$’000	$’000
As at 1 January 2020	9,765	389	10,154
Finance expense and exchange movements	2,098	3	2,132
Other non-cash movements[1]	16,843	-	16,843
Cash inflows	13,910	-	13,910
Cash outflows	(6,231)	(115)	(6,346)
As at 31 December 2020	36,385	308	36,693

1.	Following approval of Byfavo® on 2 July 2020, a milestone payment of €15 million to Cosmo became due, and €15 million in loan facility, also with Cosmo, became available. The loan was drawn down on 27 July 2020, and was set off against the milestone liability.

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

	Term Loans	Lease liability	Total
	$’000	$’000	$’000
As at 1 January 2021	36,385	308	36,693
Finance expense and exchange movements	1,061	35	1,096
Cash outflows	(9,654)	(118)	(9,772)
As at 31 December 2021	27,792	225	28,017

20. Cash used in operations

	2021	2020
	$’000	$’000
Loss before income tax	(68,014)	(34,092)
Adjustments for:
Share-based payments	3,822	2,694
Foreign exchange (gain)/loss	(1,580)	234
Finance expense	3,338	2,977
Finance income	(2)	(41)
Depreciation and amortization	8,189	3,146
Impairment of intangibles	13,030	-
Changes in working capital
- Decrease / (Increase) in trade and other receivables	(801)	(150)
- (Increase) in inventory	(4,187)	(2,662)
- Increase / (Decrease) in trade and other payables	1,587	1,490
Cash used in operations	(44,619)	(26,104)

21. Pensions

The Group contributes to a money purchase pension scheme for employees (including Directors). The assets of the scheme are held separately from those of the Group in an independently administered fund.

	2021	2020
	$’000	$’000
Amount paid during the year	158	75
Amount outstanding at the year end	-	-

22.  Commitments and contingencies

a)	Commitments on expenditure

Expenditure contracted for at 31 December 2021 but not yet incurred is as follows:

	2021	2020
	$’000	$’000
Inventory	4,718	1,548
Research and development expenditure	1,192	736
Total	5,910	2,284

Acacia Pharma Group Limited (formerly Acacia Pharma Group plc)	Consolidated financial statements

b)	Short-term lease commitments

Lease payments represent amounts payable by the Group for its office property held under short-term (< 1 year) leases. The future aggregate minimum lease payments under non–cancellable short-term operating leases at year end were as follows:

	2021	2020
	$’000	$’000
Payments under short-term leases which fall due:
Within 1 year	24	25
Total	24	25

23. Related party disclosures

During the year ended 31 December 2021, the Group entered into a number of transactions with Cosmo as set out below:

•	€209,858 in respect of packaging and manufacturing services

•	€11,598 in respect of legal fees in relation to the equity raise in February 2021

•	€2,750,000 in respect of loan interest payments

Balances outstanding with Cosmo as at the balance sheet date are:

•	Loan balance of €25 million (2020: €25 million)

In the year ended 31 December 2020, the Company entered into a number of transactions with Cosmo after the initial equity investment in January 2020:

•	Amendment to loan facility and replacement with €10 million equity investment at a price of €3.112 per share, representing a 4.1% premium on the closing share price

•	Payment of €1.1 million break fee, satisfied by the issue of 367,893 Ordinary shares

•	Payment of Byfavo® approval milestone on 27 July 2020

•	Draw down of €10 million loan on 28 September 2020

•	€5 million in satisfaction of a Byfavo® commercial milestone, satisfied by the issue of 2,099,958 Ordinary shares

24.  Ultimate controlling party

Prior to the acquisition by Eagle, the Group had a number of different Shareholders and the Directors considered that the Group does not have a single controlling party. Following the acquisition on 9 June 2022, the Group has a single shareholder, Eagle. Eagle's common stock has been listed on The Nasdaq Global Market under the symbol “EGRX” since 12 February 2014, and Eagle does not have a single controlling party.

25.  Post period events

Effective 9 June 2022 Eagle acquired all of the outstanding Ordinary shares of the Company by way of a scheme of arrangement. Upon consummation of this transaction, the Company became a wholly-owned subsidiary of Eagle.

On 13 July 2022 Acacia Pharma Group Plc re-registered from a public limited company to a private limited company and in the process changed its name to Acacia Pharma Group Limited.